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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

                                 March 14, 2005
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------
                            BRONCO ENERGY FUND, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                    000-29541
                              (Commission File No.)

                                   86-0972709
                      (IRS Employer Identification Number)

            2920 N. SWAN, SUITE 206, TUCSON AZ                  85712
         (Address of principal executive offices)            (ZIP Code)

                                 (866) 305-1755
              (Registrant's Telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications  pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

          -------------------------------------------------------------
                                    COPY TO:
                               Donald Davis, Esq.
                               Davis & Associates
                                 P.O. Box 12009
                            Marina Del Rey, CA 90295

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                     FACTORS THAT MAY AFFECT FUTURE RESULTS

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8K may include or incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate will or may occur in the future, references to future success and other matters are forward-looking statements, including statements preceded by, followed by or that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "intends," "anticipates," "continues," "forecasts," "designed," "goal" or the negative of those words or other comparable words.

These statements are based on our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including among others:

o our failure to locate equity or debt financing in the future sufficient to proceed with our plan of operations;

o changes in the price of coal and or other competing commodities, and sources of power, as well as changes in other economic conditions;

o changes in the laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the mining or distribution of coal, and/or the costs thereof or applicable tax rates;

o we may face many other risks, including those which may be described from time to time in periodic reports that we file with the SEC.

Consequently, all of the forward-looking statements made in this Form 8K and the accompanying documents are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons expressly authorized to act on our behalf may issue. We do not, however, undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


I.  OUR WHOLLY OWNED SUBSIDIARY ACQUIRES COLUMBIA MINE
On April 21, 2005, Bronco Coal Company (a Utah corporation), a wholly owned subsidiary of Bronco Energy Fund, Inc., organized for this purpose, purchased the Columbia Coal Mine ("Columbia") located in Books Cliff, Carbon County, near Price, Utah consisting of approximately 5,000 acres. The mine has been out of operation since 1966 and will require significant rehabilitation and the addition of capital improvements to meet current mining standards. Bronco Coal Company cannot commence the mining operations until it has secured the proper permitting. Provided it can obtain sufficient capital, Bronco Coal Company believes that it will be able to obtain a preliminary permit to allow for re-opening of portals, rehabilitation and preparation for full mining operations and commencement of surface improvements necessary, during the first half of 2006. It does not expect commercial operations at the mine until the fourth quarter of 2006 at the earliest. There can be no assurances that the Company will be able to obtain the necessary permits or that it will have sufficient capital to commence mining operations.

The sellers of the mine, PD Company (a Utah general partnership managed by Brent Davies), executed a contract for the sale of the mine property to GLS Coal Company (a Utah limited liability company managed by Gregory L. Seal) on or about March 4, 2005. That contract called for a total purchase price of $20,000,000 to be paid $900,000 on closing, $900,000 within 60 days after closing, with the balance of $18,200,000 payable pursuant to a non-interest bearing promissory note. The promissory note is contingent upon the Columbia mine being brought back into production. The promissory note has a first scheduled payment of $5,000,000 due two years from the date of closing, a second payment of $7,500,000 three years from the date of closing, and a third and final payment of $5,700,000 four years from the date of closing. The sellers also retained a 1.5% net overriding royalty interest in the gross sales price of ore removed and sold from the Colombia mine. The promissory note is secured by a first deed of trust covering the Columbia mine property.

On March 14, 2005, Bronco Coal Company entered into an Assignment Agreement with GLS Coal Company whereby GLS assigned the sale contract for the Columbia mine to Bronco Coal Company for $50,000 payable at closing. Additionally, GLS received a 0.5% net overriding royalty interest in the gross sales price of ore removed and sold from the Colombia mine, to be paid in addition to the 1.5% net overriding royality payable to PD Company.

On April 19, 2005, Bronco Coal Company secured a line of credit in the total amount of $3,000,000 from Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP. The loan is secured by a second deed of trust covering the Columbia mine property. Bronco Coal Company drew $900,000 from the line of credit to fund the April 21, 2005 closing of the Columbia mine acquisition. In June, 2005, Bronco Coal Company drew another $900,000 from the line of credit to make the second payment to the sellers of the Columbia mine pursuant to the purchase agreement. By the end of the third quarter ended September 30, 2005, the $1,200,000 balance of the line of credit was drawn.

The line of credit bears interest at a rate of 8% per annum and is due April 21, 2006. The line of credit is secured by a second deed of trust covering the Columbia mine property. As additional consideration to the lenders for extending the line of credit, Bronco Energy Fund guaranteed the repayment of the line of credit. Bronco Energy Fund's chairman, Daniel Hodges, also provided a personal guarantee for the line of credit and made a pledge of personal assets to secure the line of credit.

Because of the non-interest bearing nature of the promissory note to the seller, Bronco Coal Company has recorded the total acquisition cost by discounting the future payments by an imputed interest rate of 8%. At the imputed interest rate, the cost of the Columbia mine acquisition was booked at $16,300,632, and the sellers note was booked with an imputed principal amount of $15,203,647, with payments of $4,264,297, $5,906,231 and $4,144,726, respectively due on the 2nd, 3rd and 4th anniversaries of the purchase, plus interest imputed at 8% per annum.

The Columbia coal mine is located in the "Books Cliffs" region of Carbon County, Utah (approximately 24 miles east of Price Utah). The Columbia coal mine contains recoverable coal in the Sunnyside seams of high BTU coking coal with the average washed-coal quality as follows: Btu/lb 14,200, Ash 5.1%, SO2 0.5%, and moisture of 6%. The mine was previously operated using the `room and pillar' method of extraction. If the Company can obtain sufficient capital, the sources for which are at this date uncertain, as well as the necessary permits, the

Company plans to implement a single longwall mining unit at the Columbia in the first quarter of 2007. The Columbia mine, which was formerly operated by US Steel, ceased coal production in 1966. There is a 9,600 foot concrete-lined tunnel and a 1,000 pound hoist which are considered to be in good condition.

The sellers of the mine, PD Company, originally consisted of Mr. Davies and his then father-in-law, R.K. Pepper. Thereafter, in 1998, upon the death of Mr. Peper, Mrs. A.S. Peper became a partner. Currently Brent Davies is a 10% owner and general manager, Mrs. Peper owns 50% and Sarah Davies (the former wife of Brent Davies) owns 40%. Mr. Peper held a professional engineering license for geology and mining, and had accumulated nearly 50 years experience combined with US Steel in mining and engineering and his own business in consulting for mining and engineering. Mrs. Peper was a graduate mineralogist and together with Mr. Peper operated their mining and engineering consulting business. Mr. Davies is an accountant and principal with the firm of Robison, Hill & Co. PC, Certified Public Accountants in Salt Lake City, Utah. Mr. Davies and Robison Hill had acted at the audit firm for Bronco Energy Fund since 2000. On April 18, 2005, in order to avoid any conflicts of interest arising from Bronco Coal Company's acquisition of the Columbia mine, Robison Hill resigned as Bronco Energy Fund's independent auditor.

COLUMBIA MINE OPERATIONAL STRATEGY

The operational plan provides for 4 phases of activity, shown below as (1) Permitting, (2) Construction of Surface Facilities and Entry Preparation, (3) Entry Completion and Longwall Miner Setup, and (4) Longwall Miner Operations (Full-Scale Mining).

Permitting

Permitting consists of completing all permit pre-requisites, obtaining appropriate licensure from the Utah Department of Oil, Gas and Minerals ("DOGM") and posting reclamation and insurance bonding for the re-opening of mining operations. This activity is being undertaken by David Stokes, the Columbia Mine Manager. JBR Environmental & Engineering of Salt Lake City, Utah has been engaged by the Bronco Coal Company to provide assistance to the Company in meeting all items conditional to the issuance of a mining permit. JBR Engineering and its subcontractors are working on the engineering studies for the project, including studies on the impact to wildlife, impact to raptors, air quality, surface and underground water quality and, archaeological investigations, plant and surface geologic impact and review of the underground mining engineering. In addition, Bronco Coal Company has completed aerial surveys and contour mapping for the planned surface area of the mine.

Ongoing, yet incomplete elements of this phase are (a) completion of the surface engineering plan to be completed by Farnham Engineering, (b) completion of the Cultural Survey Report, (c) completion of the soils study (d) compilation and submission of the formal permit to DOGM, (e) obtaining appropriate reclamation bonding, and (f) obtaining suitable loss and liability insurance.

Bronco Coal Company estimates that the permitting may be completed near the end of the first quarter of 2007 at the earliest. However, there are no assurances that Bronco Coal Company will receive all required permitting, or that it will have enough funds to secure all required permitting.

Surface Improvements and Mine Preparation

From the completed surface engineering plan, Bronco Coal Company will construct surface support facilities to include offices, bath house, maintenance garage, supply warehouse, mine fan, substation, water pump house, water storage tanks, coal storage area, 1 1/2 miles overland belt, tipple, coal loadout facilities, road improvements and improvements to the railroad spur.

Additionally, the existing mine portals, ventilation shafts and tunnels must be rehabilitated prior to full-scale use. These activities also include sealing, stopping and protection against re-entry of existing mine rooms and works. These activities may be undertaken upon acquisition of a Portal Exploration NOI permit. Bronco Coal Company anticipates that it would take at least until the first quarter of 2007 to complete the rehabilitation work.

Entry Completion and Longwall Miner Setup

With the mine rehabilitation and preparation completed, and upon obtaining the mining permit, Bronco Coal Company intends to begin mining operations using two continuous miner units to make two additional parallel main entries alongside an existing tunnel on the northwest side of the mine. These 8 foot tall entries are intended to proceed to the known rear fault-line and then turn southeast to setup a face for the Longwall unit to be installed. The miners are expected to average 150 feet per day of linear progress, although this estimate is highly dependent on geologic conditions to be encountered, and would require at least four months of operation to enable an appropriate face for Longwall operations.

Longwall Mining Implementation

The implementation of a single Longwall unit of 800 feet face of tall seam face at the Columbia mine should bring the mine into full production. It is intended that the coal will be mined, brought out by conveyor and storage on the surface near the loadout scales and chute, where it will be loaded either to trains or trucks for delivery.

COLUMBIA MINE MANAGEMENT TEAM

DAN R. BAKER--Mr. Baker, age 55, who also serves as the Company's President and Chief Executive Officer, will be responsible for oversight of all mining operations at this mine. Mr. Baker has more than 35 years of service in the mining industry in both management as well as production.

*        Executive Vice President-Mining of CONSOL Energy Inc. (Pittsburgh, PA)

*        Vice President-Fuels of PacifiCorp (Salt Lake City, UT)

* Vice President-Operations and later President & C.E.O. of PacifiCorp Interwest Mining Company (Salt Lake City, UT)

* Currently Director with several organizations (including Hazelwood Power Company in Australia, Interwest Mining Company, Williams Fork Company, Fairmont Supply Company, Universal Aggregates, L.L.C., National Mining Association, and Utah Mining Association)

Education -- He received the B.S. degree in Mining Engineering from the University of Utah (1975), where he was the recipient of a W.C. Browning Academic Scholarship. In 2002 he was honored with the John E. Willson Distinguished Alumnus Award from the University of Utah.

Professional Affiliations--Mr. Baker is an officer of a number of professional associations, including Utah Vice President of the Rocky Mountain Coal Mining Institute and Chairman and Vice President of the Utah Mining Association. He is a member of the National Mining Association, the Utah Mining Association, the American Institute of Mining Engineers, the National Mining Association, and the West Virginia Mining Association.

Details of Professional Service:

* November 1999 to October 2002--Executive Vice President-Mining, CONSOL Energy Inc. (Pittsburgh, PA). He provided overall leadership, strategic direction, and on-going management for all mining operations to ensure the production of quality coal at the lowest cost while preserving high safety standards for all programs and procedures; provided direction to each mining operation regarding productivity, quality, and
         employee/labor   relations  and  staff  development;   established  and
         maintained relationships with internal and external customers, the Board of Directors, shareholders, and other constituencies as needed to contribute to the company's success; interfaced with Vice Presidents/General Managers and General Managers to establish goals and objectives, then monitored progress of results.

* January 1998 to October 1999--Vice President, Fuels, PacifiCorp (Salt Lake City, UT); President & C.E.O. PacifiCorp Interwest Mining Company (Salt Lake City, UT). He interfaced with mine General Managers and the Director of Fuels to establish goals and objectives; provided direction to each mine regarding cost control, communications, productivity; gave direction to, and monitored, mine safety program; established and monitored mine policies and procedures; interfaced with mine General Managers to provide direction regarding employee and labor relations; responsible for long-term planning, capital investment, mine accounting, and contract administration with the power plants.

* July 1987 to December 1997--Vice President, Operations, PacifiCorp Interwest Mining Company (Salt Lake City, UT), responsible for mining the fuel for the company's power plants, including the Utah underground coal mines with a production capability of 8.4 million tons of coal a year; additionally responsible for the Centralia Mining Company surface mine in Washington (with a production capability of 4.6 million tons a year), the Glenrock Coal Company and Jim Bridger Coal Company in Wyoming (with a production capability of 23.0 million tons of coal a year), assisting with the Hazelwood Mine in Australia (with a production capability of 19.0 million tons), and consulting with underground mining operations in Mexico.

* March 1969 to July 1987--He worked with the following companies and corporations in such capacities as Manager Underground Operations, Longwall Superintendent, Senior Mining Engineer, Longwall Foreman, Longwall Section Foreman, and labor mining: Kaiser Coal Corporation (Raton, NM), Emery Mining Corporation (Huntington, UT), Utah Power and Light Company (Salt Lake City, UT), Braztah Corporation (Helper, UT), Kaiser Steel Corporation (East Carbon, UT), and U.S. Steel Corporation (East Carbon, UT). Among the accomplishments of this period are the following: managed longwall mine and heavy media preparation plant;, administered a 15 million dollar budget; served as mediator of labor relations, grievances, and negotiations; managed two longwall systems design, moves, and full production; directed maintenance of longwall, supervised personnel, and administered management costs; directed engineering functions, mine planning ventilation, economics, and equipment selection; planned and introduced longwall to Utah Power and Light Company.


DAVID STOKES -- Mr. Stokes, age 49, will serve as Columbia Mine Manager. Mr. Stocks has more than 29 years of service in the coal mining industry in maintenance management.

Work Experience:

* March, 2002 to June, 2004-- Diesel Equipment Compliance Coordinator / Maintenance Superintendent, Energy West Mining Company, (Huntington,
         UT). Working with equipment manufacturers, MSHA, NIOSH, mining companies, and labor to resolve compliance problems, design problems, safety, cost and other issues; Overseeing machine design modifications and rebuilds as needed; Establish cost analysis and budgets for equipment modifications and up-grades; Plan and schedule equipment cycle from mine through rebuild shops so as not to impact the daily needs of the mine.

* November, 1994 to March 2002-- Mine Maintenance Superintendent, Energy West Mining Company, (Huntington, UT). Manage the maintenance of all equipment underground and surface, consisting of 2 continuous miner sections, 1 longwall section, over 9 miles of underground belts, underground pumping and dewatering, underground high voltage distribution, surface coal processing facility, 3 miles of surface belts, 4 mine fans, 2 surface high pressure pump houses, 2 surface high voltage substations, surface water treatment plant, offices and bathhouse, surface shop, surface and underground diesel equipment, and conspec mine monitor system.

* February 1985 to March 1991 General Longwall Maintenance Foreman July 1980 to February 1985 Longwall Maintenance Foreman- Utah Power & Light Mining Company, Deer Creek Mine, (Huntington, UT). Responsible for the 24/7 maintenance of the longwall.; Planned and scheduled longwall moves and equipment rebuilds.

Mr. Stokes holds the following Certificates:

MSHA Certified Electrician Low, Medium, and High Voltage
MSHA Certified Fireboss
MSHA Certified Surface Foreman
MSHA Certified Instructor

II.  OUR WHOLLY OWNED SUBSIDIARY ACQUIRES C&P COAL CORPORATION
On May 31, 2005, Bronco Coal Co. (an Arizona corporation), a wholly owned subsidiary of Bronco Energy Fund, Inc., entered into a contract for the purchase of C&P Coal Corporation (a Utah corporation) ("C&P") from its sole shareholder, Brent Davies. Dan Baker, president and chief executive officer of Bronco Energy Fund, is also the president and chief executive officer of C&P Coal Corporation, but has and has had no equity interest in C&P.

C&P has no current operations, no tangible assets and no liabilities. C&P's only asset is its claim as a plaintiff in an action in Federal Court in Utah against Consolidation Coal Company, CNX Land Resources, Inc. and their parent corporation, CONSOL Energy, Inc. C&P has alleged, among other things, that the defendants breached a contract, breached covenants of good faith and fair dealing, were unjustly enriched and tortuously interfered with Plaintiff's contractual interests. C&P has alleged that a contract was formed for it to acquire the Emery Mine located in Emery and Sevier Counties, Utah from defendants for $15,000,000. Additionally, C&P has alleged that a contract was formed granting it rights to sell certain inventory of coal from the Emery Mine Purchase Contract. C&P has requested, among other remedies, specific performance of the terms of the acquisition of the Emery Mine. The lawsuit is currently in the discovery phase. The deposition of Brett Harvey, CEO of defendant CONSOL Energy took place on December 21, 2005. Factual discovery is scheduled to close by April 30, 2006 and expert discovery is scheduled to close by June 30, 2006. Management believes that the claims asserted in the law suit have substantial merit, and have determined that to the extent the Company has funds available, it should fund the pursuit of these claims. However, as in all litigation, ultimate success is uncertain, and there can be no assurance as to whether their will be any recovery in this lawsuit.

The acquisition by Bronco Coal Co. of C&P was paid for by Bronco Coal Co.'s issuance of a note which calls for payment to the sole stockholder of C&P (Brent Davies) of $500,000, due and payable 60 days after a successful conclusion of the lawsuit, which is defined as either execution of a final settlement agreement acceptable to C&P, or a final judgment in C&P's favor, in either case which provides for either a payment of not less than $1,000,000 to C&P, or C&P's acquisition of the Emery Mine. In the event that there is no successful conclusion to the lawsuit as defined above, the selling shareholder of the C&P shares is to receive $500,000 worth of common stock of Bronco Energy Fund, Inc., in full payment for 100% of the C&P shares.

III.  OUR WHOLLY OWNED SUBSIDIARY ACQUIRES THE  HAZLETON MINE
On July 1, 2005, Bronco Hazelton Co., (an Indiana corporation) a wholly owned subsidiary of Bronco Holdings I, Inc., which is wholly owned by Bronco Coal Co., which in turn is wholly owned by Bronco Energy Fund, entered into a contract for the purchase of three entities which together own and operate the Hazleton coal mine and wash plant in Gibson County, Indiana, approximately 50 miles north of Evansville, Indiana.

The Hazleton mine consists of approximately 138 acres of land owned in fee along with coal mineral leases covering approximately 6,200 acres. A 350-ton per hour wash plant has been constructed on the mine site. The Hazleton mine began operations in 2002, with coal shipments commencing in 2003. Hazleton uses continuous miner production units to extract coal. The Hazleton mine is being developed along the Illinois VII Seam, also know as Danville Coal Member within the Upper Pennsylvanian Dugger Formation. The Illinois VII seam has a zone of low sulfur compliance coal.

Bronco Hazelton plans to continue operations of the Hazleton mine with one additional continuous miner unit, in an effort to increase total production of the mine.

The purchase price to the sellers consists of: (i) $25,000,000 in cash, and (ii) a royalty buyout in the amount of $5,000,000, consisting of $2,000,000 due on or about February 26, 2006, and $3,000,000 evidenced by a promissory note, bearing interest at 8% per annum, compounded monthly, with principle of $750,000 plus accrued compound interest due on January 29, 2007, and the balance of $2,250,000 plus accrued compound interest due on December 27, 2007. The note is secured by a subordinated security interest in the Columbia Mine property in Carbon County, Utah.

As part of the consideration, Bronco Hazelton also assumed existing liabilities of the Hazleton Mine and wash plant, estimated to aggregate approximately $5,300,000 at the closing. As further consideration for the acquisition, Bronco Hazelton is also obligated to secure a complete release of certain obligations of Lafayette Coal Company owed to certain Kentucky utilities under certain supply agreements. The exact cost of securing such releases is uncertain at this date, but such costs could be substantial.

On September 2, 2005, Bronco Hazelton Co. secured a short term loan in the total amount of $80,000 from Michael Turner. The loan bears an interest rate of 8%. Bronco Hazelton used the funds to pay legal fees for the preparation of loan documents for the funding of the Hazelton mine acquisition. In September 8, 2005, Bronco Hazelton Co. secured a short term loan in the total amount of $55,200 from Helen Marshall, wife of James Marshall, Bronco energy Fund's principal accounting officer. The loan bears an interest rate of 8%. Bronco Hazelton used the funds to pay legal fees related to required title opinions for the acquisition of the Hazelton mine.

On October 4, 2005, Bronco Coal Co. secured a short-term loan in the total amount of $390,000 from Longview Equity Fund, LP, and $210,000 from Longview International Equity Fund, LP. The loans bear interest at the rate of eight percent (8%) per annum and were due and payable upon the first event of either 45 days or the closing of the Hazleton mine acquisition. From the funds, Bronco Coal Co. loaned $500,000 on the same terms and conditions to Bronco Hazelton Co which in turn paid $500,000 as a non-refundable deposit which applied toward the purchase price for the Hazleton mine acquisition.

On November 3, 2005, Bronco Coal Company secured a short-term loan in the total amount of $104,000 from Brent Davies. The loan was without interest, but bears a default interest at the rate of eight percent (8%) per annum after its maturity date, which was on December 3, 2005. Daniel Hodges and Dan Baker provided personal guarantees for the promissory note. Bronco Coal Company loaned the funds on the same terms and conditions to Bronco Hazelton Co. Bronco Hazelton paid $100,000 for legal fees for the preparation of loan documents for the funding of the Hazelton mine acquisition.

On November 10, 2005, Bronco Energy Fund sold 750,000 shares of its restricted common stock at the rate of $1.00 per share, to an accredited investor. Bronco Energy Fund invested the entire proceeds with Bronco Hazelton Co, and Bronco Hazelton used the $750,000 to make a further deposit toward the purchase price for the Hazleton mine.

On December 29, 2005, Bronco Hazelton closed on financing with Standard bank, Plc, consisting of $27,500,000 in senior credit and $7,500,000 in subordinated credit for a total amount of $35,000,000 and then closed on the acquisition of Hazleton Mining, LLC, Hazleton Wash Plant, LLC, and White River Coal, Inc. which together own and operate the Hazleton coal mine and wash plant.

The terms of the credit facilities carry an interest rate of 10%, are to be repaid in fourteen consecutive quarterly installments commencing in July of 2007 and completed in October of 2009. Bronco Hazelton, Hazleton Mining, Hazleton Wash Plant and White River Coal provided the lender with a security interest covering all of the Hazleton mine assets. Bronco Holdings I, the parent company of Bronco Hazelton, entered into a warrant agreement with the lenders whereby the lender has the right to acquire up to one third of the stock of Bronco Holdings I.

The credit facilities also contain various provisions requiring certain debt coverage ratios, restricting the use of credit funds to specified uses, precluding the issuance of additional equity or debt by the operating entity without loan repayment, precluding capital purchases by the operating entity other than as specified in the agreement, and various other provisions designed to protect the lender.

Dan R. Baker, the Company's President and Chief Executive Officer, is responsible for oversight of all mining operations, including at the Hazleton coal mine, where he is currently overseeing the transition. Mr. Baker has more than 35 years of service in the mining industry in both management as well as production.

ITEM 8.01.  OTHER EVENTS.

BACKGROUND

III.  OTHER MATTERS

1.  ELECTION TO BE BUSINESS DEVELOPMENT COMPANY; DECISION TO WITHDRAW ELECTION

On December 21, 2004, Bronco Energy Fund elected to be regulated as a Business Development Company ("BDC") as that term is defined in Section 54 of the Investment Company Act. As a BDC, the Company was subject to the laws and regulations contained in the Investment Company Act of 1940. As a BDC, the Company became subject to significant regulation of its activities, as described below under "Investment Company Act Provisions Applicable to BDC's."

On May 23, 2005, the Board unanimously approved a proposal to withdraw the Company's election to be treated as a BDC as soon as practicable, so that it might again conduct business as a regular public company rather than as a BDC subject to the Investment Company Act.

On May 23, 2005, shareholders holding more then 80% of the Company's outstanding Capital Stock, executed "Written Consents of Shareholders", wherein they approved withdrawal of the Company's election to be treated as a BDC.

On September 2, 2005, the Company filed a Form N-54C notifying the Securities and Exchange Commission that, pursuant to the provisions of Section 54(c), it withdrew its election to be subject to Sections 55 through 65 of the Investment Company, effective as of the filing date.

On September 7, 2005, the Company filed a current report of Form 8K disclosing its reasons for withdrawal and providing disclosure regarding the loss to shareholders of the protections of the Investment Company Act provisions. The Company also disclosed that the election to withdraw the Company as a BDC under the Investment Company Act had resulted in a significant change in the Company's required method of accounting.

The Company is of the opinion that it qualified for the immediate withdrawal of its BDC election by virtue of fact that the Company has never made a public offering of its securities, did not and does not have more than 100 shareholders, and had approval from a majority in capital interest of the shareholders to the withdrawal, and that said withdrawal was effective as of September 2, 2005.

On September 8, 2005, the Securities and Exchange Commission Staff informed the Company of the SEC's Staff's belief that a consent of shareholders would still be required under section 58a of the Investment Act, "after" the filing of a Form 14C to be filed under the Securities And Exchange Act of 1934 (the 34'
Act), and therefore, in the SEC Staff's view, the Company's September 2, 2005, Form N-54C withdrawal was not effective, and the Company remained subject to Sections 55 through 65 of the Investment Company. The Staff has cited not authority for its view, and after consultation with independent securities counsel, Management believes its withdrawal as a BDC was effective on September 2, 2005.

However, in order avoid spending scarce resources on this disagreement which for all intents and purposes is moot since management has the backing of 80% of the outstanding shares to withdraw, the Company will file a Schedule 14C, either hold a shareholder's meeting (but without solicitation of proxies) to vote on the issue or accept shareholder written consents to elect to no longer be regulated as a BDC, and then immediately refile Form Notice N-54C to elect to no longer be regulated as a BDC.

2.  CANCELLATION OF SHARES AND OPTIONS PREVIOUSLY ISSUED

On January 4, 2005, the Company authorized the issuance of a total of 4,300,000 shares of common stock to a total of nine directors for services rendered. Also on January 4, 2005, the Company authorized the issuance of options for a total of 4,300,000 shares of common stock, exercisable at $0.01 per share, to a total of nine directors, for services rendered. On February 9, 2005, the Company authorized the issuance of options for a total of 900,000 shares of common stock, exercisable at $0.01 per share to three directors, for services rendered. Also on February 9, 2004, the Company authorized the issuance of a total of 900,000 shares of common stock to three directors for services rendered. During the first half of 2005, four directors exercised their options and acquired 300,000 shares each at $0.01 per share. The share and option issuances to directors were initially approved on December 16, 2004 by the Company's majority shareholders and board of directors, prior to the Company's filing to become a BDC. Certificates for these shares and options were issued to the individuals after the Company filed its election to be regulated as a BDC. All such stock and option issuances were rescinded in November 2005 at the request of the Board of Directors.

3.  ISSUANCE OF HODGES CONVERTIBLE PROMISSORY NOTE; CONVERSION OF NOTE

Prior to becoming a Business Development Company, Bronco Energy Fund issued, on December 16, 2004, a promissory note in the amount of $150,000 to its then president, Daniel Hodges, in return for Mr. Hodges tendering his resignation effective December 16, 2004, and for him returning for cancellation his 800,000 shares of common stock of the Company, then representing 80% control of the Company.

The terms of the note provided Mr. Hodges with the option to convert the note into common stock in the event that the Company filed a Form 1-E. On January 24, 2005, the Company did file a Form 1-E. Mr. Hodges assigned the note to his children's trust investment arm, Joshua & Grace Investments, LLC, which subsequently converted the note in the Form 1-E offering on February 8, 2005, at the rate of $0.05 per share, resulting in 3,000,000 shares being issued to said trust, then representing approximately 57% of the Company's outstanding common stock of the issuance.

On February, 9, 2005, Mr. Hodges was appointed to the Board of Directors of the Company and Chairman. The $150,000 obligation, since it was incurred prior to the company's election to be regulated as a BDC, constituted a valid and binding contractual obligation of the Company at the time of BDC election and thereafter. The Company believes that the subsequent satisfaction of this binding obligation during the Company's tenure as a regulated BDC did not require an approval of shareholders and did not violate other rules and regulations under which a BDC must operate, since it was merely the performance of a pre-existing obligation and no modifications were made in the terms of the convertible note.

The Company has imposed a standard restrictive legend on these shares, which precludes their distribution or sale except in compliance with applicable securities laws.

4.  ISSUANCE OF 3DI CONVERTIBLE NOTE; CONVERSION OF NOTE

Prior to becoming a BDC, the Company entered into a consulting agreement with 3D Intel, Inc. 3D Intel, Inc., located in Austin, Texas, is controlled by its president, Alan Lomax. The consulting agreement provided for 3D Intel to advise and assist Bronco Energy Fund in the general administrative function of managing the document process in electing to become a Business Development Company regulated under the Investment Company Act of 1940. The consulting work was completed and the contract was memorialized on December 21, 2004. Thereafter, the Company filed its election to be treated as a BDC.

The contract required payment of $100,000, as consideration for the consulting services rendered. This obligation was evidenced by a promissory note which was issued effective December 21, 2004, prior to the Company becoming a BDC, in the amount of $100,000. The note by its terms was convertible into common stock of the Company at the rate of $0.05 per share, for a total of 2,000,000 shares. On February 8, 2005, 3D converted the note into 2,000,000 shares of the Company's common stock.

 The $100,000 obligation, since it was incurred prior to the company's election to be regulated as a BDC, constituted a valid and binding contractual obligation of the Company at the time of BDC election and thereafter. The Company believes that the subsequent satisfaction of this binding obligation during the Company's tenure as a regulated BDC did not require an approval of shareholders and did not violate other rules and regulations under which a BDC must operate, since it was merely the performance of a pre-existing obligation and no modifications were made in the terms of the convertible note.

The Company has imposed a standard restrictive legend on these shares, which precludes their distribution or sale except in compliance with applicable securities laws.

5.  SECOND 3DI CONSULTING CONTRACT

After becoming a BDC, the Company entered into a separate consulting agreement with 3D Intel, Inc. This consulting agreement provided that 3D Intel advise and assist Bronco Energy Fund in the creation and construction of a Coal Mining Roll-Up Business Plan which encompassed financial models and economic support documentation.

The consulting work was completed and the contract was memorialized on April 2, 2005. The contract required payment of consideration of $100,000 to be evidenced by a promissory note in the amount of $100,000. The terms of the note provided that it was convertible into common stock of the Company at the rate of $0.50 per share, for a total of 200,000 shares. This note was converted by 3D Intel on April 15, 2005 into 200,000 shares of the Company's stock.

After a review of these transactions, the Board became concerned that the issuance of restricted common stock to the consultant might not have complied with the rules and regulations of the 40 Act. In November, 2005, the Company canceled these 3D Intel conversion shares, in a reversal of the conversion transaction and reinstated the amount of the 3D Intel note as an obligation of the Company.

6.  FORM 1-E EXEMPT OFFERING

On January 24, 2005, Bronco Energy Fund filed a Form 1-E exemption from registration form with the SEC, proposing to sell up to $5,000,000 of its common stock at prices between $0.05 and $5.00. From February 28, 2005 through the termination of the offering on April 21, 2005, the Company sold a total of 554,000 shares of common stock at the price of $0.50 to a total of 25 purchasers, for a total of $277,000 in proceeds. On July 1, 2005, the Company filed a Form 2-E with the SEC reporting the results of this offering and termination of the 1-E offering. The Company is now filing an amended Form 2-E to reflect the proceeds from this offering were used as follows:

Investments in private companies:
         Bronco Coal Company (Utah)                    $37,238
         Bronco Coal Co. (AZ)                            3,093
         Bronco Emerging Technologies, Co. (AZ)          5,060
         Bronco Green Power Co. (AZ)                    10,579
         Bronco Hazelton Co. (Indiana)                  56,830
         Bronco Petroleum Co. (Nevada)                  36,317
         C&P Coal Corporation (Utah)                    32,000
Total Investments in private companies                          181,117
Deposits (utilities, website)                                    15,501
Operating and administrative expenses                            72,686
Working capital (cash)                                            7,696
                                                                  -----
                                                               $277,000



ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



         Date:    January 9, 2006

                            BRONCO ENERGY FUND, INC.

                            By /s/ Dan Baker
                            ------------------------------------
                            Dan Baker, Chief Executive Officer

EXHIBIT INDEX

Number            Description

10.1 March 4, 2005 Real Estate Purchase and Sale Agreement between PD Company and GLS Coal Company for the Columbia mine.

10.2 March 14, 2005 Assignment of Contract between Bronco Coal Company and GLS Coal Company regarding the Columbia mine purchase contract.

10.3 April 21, 2005 Bronco Coal Company promissory note in the amount of $18,200,000 to PD Company.

10.4 April 19, 2005 Bronco Coal Company promissory note in the amount of $3,000,000 to Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP.

10.5 April 19, 2005 guarantee of Bronco Energy Fund for Bronco Coal Company promissory note in the amount of $3,000,000 to Longview Fund, LP, Longview Equity Fund, LP, and Longview International Equity Fund, LP.

10.6 May 31, 2005 Acquisition Agreement between Bronco Coal Co. and Brent Davies for C&P Coal Corporation.

10.7 July 1, 2005 Acquisition Agreement between Bronco Hazelton Co. and Blankenberger Brothers Holdings, LLC, Hoosier King Coal Company, Black Rush Mining, LLC and White River Coal, Inc.

10.8 Amendments 1, 2, 3, 4 and 5 to the Acquisition Agreement between Bronco Hazelton Co. and Blankenberger Brothers Holdings, LLC, Hoosier King Coal Company, Black Rush Mining, LLC and White River Coal, Inc.

10.9 September 2, 2005 Bronco Hazelton Co promissory note in the amount of $80,000 to Michael Turner.

10.10 September 8, 2005 Bronco Hazelton Co promissory note in the amount of $55,200 to Helen Marshall.

10.11    Dan Hodges Convertible Promissory Note.

10.12 December 21, 2004 consulting contract between Bronco Energy Fund and 3D Intel, Inc., and convertible promissory note.

10.13 April 2, 2005 Consulting Contract between Bronco Energy Fund, Ltd. and 3D Intel, Inc., and convertible promissory note.

10.14 October 4, 2005 Bronco Coal Co. promissory note in the amount of $390,000 to Longview Equity Fund, LP.

10.15 October 4, 2005 Bronco Coal Co. promissory note in the amount of $210,000 to Longview International Equity Fund, LP.

10.16 November 4, 2005 Bronco Hazelton Co. promissory note in the amount of $104,000 to Brent Davies.

10.17 December 29, 2005 Bronco Hazelton Co. Senior Credit Agreement with Standard Bank, Plc.

10.18 December 29, 2005 Bronco Hazelton Co. Subordinated Credit Agreement with Standard Bank, Plc.

10.19 December 29, 2005 Bronco Holdings I, Inc. Warrant Agreement with Standard Bank, Plc.